EXHIBIT 10.1.8

As of March 13, 2009

Charming Shoppes Receivables Corp.
3411 Silverside Road
Wilmington, Delaware 19810

Spirit of America, Inc.
1103 Allen Drive
Milford, Ohio 45150

Re:	Charming Shoppes Master Trust Class A Floating Rate
Asset Backed Certificates, Series 1999-2

Ladies and Gentlemen:

Reference is made to the Certificate Purchase Agreement, dated as of May 28, 1999 (as amended prior to the date hereof and as it may be amended or otherwise modified from time to time, the “Certificate Purchase Agreement”), among Charming Shoppes Receivables Corp., as the Seller and as the Class B Purchaser, Spirit of America, Inc., as the Servicer, Clipper Receivables Company, LLC, as the Class A Purchaser, and State Street Global Markets, LLC, as Administrator for the Class A Purchaser.  Capitalized terms used in this letter and not defined herein shall have the meanings assigned thereto in the Certificate Purchase Agreement.

Each of CSRC, the Class A Purchaser and the Administrator agrees that clause (i) of the definition of “Purchase Expiration Date” set forth in Section 1.01 of the Certificate Purchase Agreement is hereby amended in its entirety to read as follows: “(i) March 30, 2010, and”.

Upon the execution of this letter agreement, each reference in the Agreement and each other Series Document to “this Agreement” or the “Certificate Purchase Agreement” or references of like import shall mean and be a reference to the Certificate Purchase Agreement as amended hereby. Except as specifically amended above, the Certificate Purchase Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.  This letter may be executed by the different parties on different counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.

Please indicate your acceptance of the terms of this letter agreement by signing a copy thereof where indicated below and returning it to my attention.

Sincerely yours,

CLIPPER RECEIVABLES COMPANY, LLC,
as the Class A Purchaser
By: _________________
Name:
Title:

STATE STREET GLOBAL MARKETS, LLC,
as the Administrator
By: _________________
Name: Thomas Loughlin
Title: Senior Vice President

S-1	Charming Shoppes Series 1999-2 Letter Agreement

CHARMING SHOPPES RECEIVABLES CORP.,
as the Seller and as the Class B Purchaser
By: ______________
Name: Kirk R. Simme
Title: Vice President

SPIRIT OF AMERICA, INC.
as the Servicer
By: ______________
Name: Kirk R. Simme
Title: Vice President

S-2	Charming Shoppes Series 1999-2 Letter Agreement

Acknowledged and Agreed:

STATE STREET BANK & TRUST COMPANY,
as Liquidity Agent and Purchaser

By: ___________________
Name: Thomas Loughlin
Title: Vice President

S-3	Charming Shoppes Series 1999-2 Letter Agreement